UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

July 1, 2009

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

1-33667 (Commission File Number)		65-0358792 (IRS Employer Identification No.)

3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2009, the Registrant appointed Allen Langford, age 49, as its new Chief Operating Officer. Mr. Langford has over twenty years of management experience in the technology industry, including three years as divisional Executive Vice President of PPG Industries, Inc. (NYSE: PPG), and various executive level roles in other companies.

Since October 15, 2008, Mr. Langford has served the Registrant as an independent contractor.  In this role, Mr. Langford was responsible for the Registrant’s operational management and the launch of the “Mail F5” product line.  In consideration for his role as an independent contractor, the Registrant has paid Mr. Langford approximately $15,000 per month including expenses. Prior to his appointment as the Registrant’s Chief Operating Officer Mr. Langford was also a direct selling “affiliate” of VMdirect, L.L.C., one of the Registrant’s wholly-owned subsidiaries.

The compensation and other benefits to be provided to Mr. Langford in his capacity as Chief Operating Officer shall be as further agreed between Mr. Langford and the members of the Registrant’s Compensation Committee (and is anticipated to be consistent with the compensation provided to Mr. Langford as an independent contractor of the Registrant).

Mr. Langford has no family relationships with any of the Registrant’s other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: July 8, 2009	By:	/s/ Richard Kall
Richard Kall
Chief Executive Officer